EXHIBIT (a)(3)

NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
TRUST INSTRUMENT

SCHEDULE A

CLASS I

International Equity Portfolio
Mid Cap Growth Portfolio
Mid Cap Intrinsic Value Portfolio
Short Duration Bond Portfolio
Sustainable Equity Portfolio
U.S. Equity Index PutWrite Strategy Portfolio

CLASS S

International Equity Portfolio
Mid Cap Growth Portfolio
Mid Cap Intrinsic Value Portfolio
Real Estate Portfolio
Short Duration Bond Portfolio
Sustainable Equity Portfolio
U.S. Equity Index PutWrite Strategy Portfolio

Dated: May 1, 2019